Westbury Bancorp, Inc. Reports Net Income for the Three and Six Months Ended March 31, 2016

West Bend, WI, April 25, 2016 (GlobeNewswire)- Westbury Bancorp, Inc. (NASDAQ: WBB), the holding company (the “Company”) for Westbury Bank (the “Bank”), today announced net income of $873,000, or $0.23 per common share, and $1.9 million, or $0.51 per common share, for the three and six months ended March 31, 2016, respectively, compared to net income of $484,000, or $0.11 per common share, and $931,000, or $0.21 per common share, for the three and six months ended March 31, 2015, respectively.
Kirk Emerich, Executive Vice President and Chief Financial Officer, said, "We are pleased to continue our strong start to 2016. The hard work of our banking team has resulted in asset growth and improvements to net interest income and noninterest expense while maintaining noninterest income as a healthy percentage of total revenue. Our core earnings run rate is reflected in the results for the first two quarters of the year."
Greg Remus, President and Chief Executive Officer, added, "Our loan growth has picked up this quarter, while we are continuing to seek opportunities to add experienced lenders to our team who will add high quality commercial business and real estate loans to our portfolio in the quarters ahead. We are also pleased that our improved earnings and our stock repurchase program have combined to continue to improve our ratio of price to tangible book value and return on equity. Our team is focused on ongoing improvement in our performance."
Highlights for the six months include:

•
During the six months ended March 31, 2016, our net loan portfolio grew by $15.4 million, or 6.2% annualized growth. The portfolio growth consisted primarily of multifamily and commercial real estate loans. As a result, we experienced an increase in total interest and dividend income of $1.3 million, or 13.0%, to $11.3 million for the six months ended March 31, 2016 compared to $10.0 million for the six months ended March 31, 2015.

•
During the six months ended March 31, 2016, our deposits increased by $19.2 million, or 7.2% annualized growth. Deposit growth and the use of long-term FHLB advances were the primary causes of an increase in total interest expense of $342,000, or 38.5%, to $1.2 million for the six months ended March 31, 2016 compared to $889,000 for the six months ended March 31, 2015.

•
Net interest income increased $1.0 million, or 10.5%, to $10.1 million for the six months ended March 31, 2016 compared to $9.1 million for the six months ended March 31, 2015. Our net interest margin was 3.40% for the six months ended March 31, 2016 compared to 3.41% for the six months ended March 31, 2015. The average yield on interest-earning assets increased 7 basis points, primarily due to our loan growth, while the average cost of funds also increased by 7 basis points. Our net interest margin declined as a result of the decrease in the ratio of interest-earning assets to interest-bearing liabilities to 101.67% for the six months ended March 31, 2016 from 105.22% for the six months ended March 31, 2015.

•	Non-performing assets decreased by $639,000, or 58.8%, to $447,000, or 0.07% of total assets, at March 31, 2016, compared to $1.1 million, or 0.17% of total assets, at September 30, 2015.

•	Classified assets decreased $2.0 million, or 48.5%, to $2.1 million, or 0.32% of total assets, at March 31, 2016, compared to $4.1 million, or 0.64% of total assets, at September 30, 2015.

•	Loans past due 30-89 days decreased $73,000, or 11.4%, to $566,000 at March 31, 2016 from $639,000 at September 30, 2015.

•	Net charge-offs decreased to 0.00% of average loans for the six months ended March 31, 2016, compared to 0.11% of average loans for the six months ended March 31, 2015.

•
Due to the decrease in non-performing loans and the decrease in net charge-offs during the first half of 2016, the ratio of our allowance for loan losses to non-performing loans increased to 1087.9% at March 31, 2016 compared to 572.6% at September 30, 2015.

•
Non-interest income was $3.1 million for the six months ended March 31, 2016, compared to $3.3 million for the six months ended March 31, 2015. Non-interest income represented 21.29% of total revenue for the six months ended March 31, 2016 compared to 24.73% for the six months ended March 31, 2015.

•
Non-interest expense was $9.7 million for the six months ended March 31, 2016, compared to $10.3 million for the six months ended March 31, 2015. Non-interest expense to average total assets was 2.92% for the six months ended March 31, 2016 compared to 3.44% for the six months ended March 31, 2015.

•
We have been an active buyer of our stock since the implementation of our first stock repurchase program in May 2014. For the six months ended March 31, 2016, we purchased 170,632 shares at an average price of $18.97 per share. In total, since we began our stock repurchase programs in May 2014, we have repurchased 1,182,741 shares, or 23.0% of the shares outstanding as of May 12, 2014, at an average price of $16.98 per share over the life of the repurchase programs.

•
Our stock repurchase activity has reduced our average equity to average assets ratio to 11.48% at March 31, 2016 from 16.65% at March 31, 2014, the last quarter end before we began our first stock repurchase program. Additionally, our tangible book value per share increased by $0.66, or 3.6%, to $18.87 at March 31, 2016 from $18.21 at September 30, 2015. Based on our closing share price of $19.00 on March 31, 2016, our price to tangible book value was 100.7% compared to 97.9% at September 30, 2015 based on the closing share price of $17.82 at that date.

Highlights for the quarter include:

•
During the three months ended March 31, 2016, our net loan portfolio grew by $12.3 million, or 9.9% annualized growth. The portfolio growth consisted primarily of increases in commercial business, multifamily and commercial real estate loans. Loan growth was the primary driver of an increase in total interest and dividend income of $110,000, or 2.0%, to $5.7 million for the three months ended March 31, 2016 compared to $5.6 million for the three months ended December 31, 2015 and an increase of $585,000, or 11.4%, compared to $5.1 million for the three months ended March 31, 2015.

•
During the three months ended March 31, 2016, our deposits increased by $5.9 million, or 4.3% annualized growth. Deposit growth and the use of long-term FHLB advances were the primary causes of the increase in total interest expense of $51,000, or 8.6%, to $641,000 for the three months ended March 31, 2016 compared to $590,000 for the three months ended December 31, 2015 and an increase of $181,000, or 39.3%, compared to $460,000 for the three months ended March 31, 2015.

•	Net interest income increased $59,000, or 1.2%, to $5.1 million for the three months ended March 31, 2016 compared to $5.0 million for the three months ended December 31, 2015 and an increase of

$404,000, or 8.7%, compared to $4.7 million for the three months ended March 31, 2015. Our net interest margin was 3.39% for the three months ended March 31, 2016 compared to 3.41% for the three months ended December 31, 2015 and 3.39% for the three months ended March 31, 2015.

•
Non-performing assets decreased to $447,000, or 0.07% of total assets, at March 31, 2016, compared to $718,000, or 0.11% of total assets, at December 31, 2015 and $3.2 million, or 0.52% of total assets, at March 31, 2015.

•
Classified assets decreased to $2.1 million, or 0.32% of total assets, at March 31, 2016, compared to $2.4 million, or 0.36% of total assets, at December 31, 2015 and $2.9 million, or 0.82% of total assets, at March 31, 2015.

•	Loans past due 30-89 days decreased $200,000, or 26.1%, to $566,000 at March 31, 2016 from $766,000 at December 31, 2015.

•
Annualized net charge-offs were 0.01% of average loans for the three months ended March 31, 2016, compared to 0.00% of average loans for the three months ended December 31, 2015 and 0.04% of average loans for the three months ended March 31, 2015.

•
Due to the decrease in non-performing loans and the decrease in net charge-offs during the current year quarter, the ratio of our allowance for loan losses to non-performing loans increased to 1087.9% at March 31, 2016 compared to 863.1% at December 31, 2015.

•
Non-interest income was $1.5 million for the three months ended March 31, 2016, compared to $1.6 million for the three months ended December 31, 2015 and $1.6 million for the three months ended March 31, 2015. Non-interest income represented 22.27% of total revenue for the three months ended March 31, 2016, compared to 24.28% for the three months ended December 31, 2015 and 25.69% for the three months ended March 31, 2015.

•
Non-interest expense was $5.0 million for the three months ended March 31, 2016, compared to $4.8 million for the three months ended December 31, 2015 and $5.2 million for the three months ended March 31, 2015. Non-interest expense to average total assets was 2.95% for the three months ended March 31, 2016, compared to 2.88% for the three months ended December 31, 2015 and 3.52% for the three months ended March 31, 2015.

•	During the quarter, we continued our stock repurchase programs. For the three months ended March 31, 2016, we purchased 142,638 shares at an average price of $19.15 per share.

About Westbury Bancorp, Inc.
Westbury Bancorp, Inc. is the holding company for Westbury Bank. The Company's common shares are traded on the Nasdaq Capital Market under the symbol “WBB”.
Westbury Bank is an independent community bank serving communities in Washington, Waukesha and Outagamie Counties through its eight full service offices and one loan production office providing deposit and loan services to individuals, professionals and businesses throughout its markets.
Forward-Looking Information
Information contained in this press release, other than historical information, may be considered forward-looking in nature as defined by the Private Securities Litigation Reform Act of 1995 and is subject to various risks, uncertainties, and assumptions. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the Company's operations and business environment. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition, the demand for the Company’s products and services, the Company's ability to maintain current deposit and loan levels at current interest rates, deteriorating credit quality, including changes in the interest rate environment reducing interest margins, changes in prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions, the Company's ability to maintain required capital levels and adequate sources of funding and liquidity, the Company's ability to secure confidential information through the use of computer systems and telecommunications networks, and other factors as set forth in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Certain tabular presentations may not reconcile because of rounding.
___________________________________
WEBSITE: www.westburybankwi.com
Contact:    Kirk Emerich - Executive Vice President and CFO
Greg Remus - President and CEO
262-334-5563

	At or For the Three Months Ended:
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Selected Financial Condition Data:	(Dollars in thousands)
Total assets	$655,107	$670,577	$638,929	$629,380	$610,134
Loans receivable, net	508,800	496,545	493,425	486,497	467,447
Allowance for loan losses	4,863	4,747	4,598	4,536	4,483
Securities available for sale	81,936	84,237	80,286	79,450	77,881
Total liabilities	576,499	591,459	560,117	552,379	530,998
Deposits	550,217	556,144	531,020	522,031	512,047
Stockholders' equity	78,608	79,118	78,812	77,001	79,136

Asset Quality Ratios:
Non-performing assets to total assets	0.07%	0.11%	0.17%	0.39%	0.52%
Non-performing loans to total loans	0.09%	0.11%	0.16%	0.21%	0.23%
Total classified assets to total assets	0.32%	0.36%	0.64%	0.73%	0.82%
Allowance for loan losses to non-performing loans	1087.92%	863.09%	572.60%	434.90%	412.04%
Allowance for loan losses to total loans	0.95%	0.95%	0.92%	0.92%	0.95%
Net charge-offs to average loans (annualized)	0.01%	—%	0.07%	0.08%	0.04%

Capital Ratios:
Average equity to average assets	11.48%	11.83%	11.98%	12.48%	13.72%
Equity to total assets at end of period	12.00%	11.80%	12.34%	12.23%	12.97%
Total capital to risk-weighted assets (Bank only)	13.17%	12.99%	13.12%	13.50%	14.11%
Tier 1 capital to risk-weighted assets (Bank only)	12.26%	12.09%	12.25%	12.61%	13.18%
Tier 1 capital to average assets (Bank only)	9.90%	9.77%	10.01%	10.26%	10.57%
CET1 capital to risk-weighted assets (Bank only)	12.26%	12.09%	12.25%	12.61%	13.18%

	Three Months Ended:		Six Months Ended:
	March 31, 2016	March 31, 2015	March 31, 2016	March 31, 2015
Selected Operating Data:	(in thousands)
Interest and dividend income	$5,705	$5,120	$11,300	$10,000
Interest expense	641	460	1,231	889
Net interest income	5,064	4,660	10,069	9,111
Provision for loan losses	125	300	275	650
Net interest income after provision for loan losses	4,939	4,360	9,794	8,461
Service fees on deposit accounts	947	999	2,025	2,155
Other non-interest income	504	612	1,031	1,130
Total non-interest income	1,451	1,611	3,056	3,285

Salaries, employee benefits, and commissions	2,542	2,510	4,906	4,946
Occupancy and furniture and equipment	443	510	862	926
Data processing	772	792	1,519	1,573
Net loss from operations and sale of foreclosed real estate	—	31	13	179
Valuation loss on real estate held for sale	—	—	47	—
Other non-interest expense	1,195	1,379	2,390	2,703
Total non-interest expense	4,952	5,222	9,737	10,327
Income before income tax expense	1,438	749	3,113	1,419
Income tax expense	565	265	1,201	488
Net income	$873	$484	$1,912	$931

	At or For the Three Months Ended:
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Selected Operating Data:	(in thousands)
Interest and dividend income	$5,705	$5,595	$5,495	$5,285	$5,120
Interest expense	641	590	552	518	460
Net interest income	5,064	5,005	4,943	4,767	4,660
Provision for loan losses	125	150	150	150	300
Net interest income after provision for loan losses	4,939	4,855	4,793	4,617	4,360
Service fees on deposit accounts	947	1,078	1,066	1,081	999
Other non-interest income	504	527	767	525	612
Total non-interest income	1,451	1,605	1,833	1,606	1,611

Salaries, employee benefits, and commissions	2,542	2,364	2,703	2,476	2,510
Occupancy and furniture and equipment	443	419	435	450	510
Data processing	772	747	815	831	792
Net loss from operations and sale of foreclosed real estate	—	13	323	316	31
Valuation loss on real estate held for sale	—	47	975	—	—
Branch realignment	—	—	1	250	—
Buyout of service contract	—	—	—	350	—
Other non-interest expense	1,195	1,195	1,329	1,392	1,379
Total non-interest expense	4,952	4,785	6,581	6,065	5,222
Income before income tax expense	1,438	1,675	45	158	749
Income tax expense (benefit)	565	636	(2,438)	48	265
Net income	$873	$1,039	$2,483	$110	$484

	At or For the Three Months Ended		At or For the Six Months Ended
	March 31, 2016	March 31, 2015	March 31, 2016	March 31, 2015
Selected Financial Performance Ratios:
Return on average assets	0.52%	0.31%	0.57%	0.31%
Return on average equity	4.53%	2.05%	4.92%	2.16%
Interest rate spread	3.39%	3.38%	3.40%	3.40%
Net interest margin	3.39%	3.39%	3.40%	3.41%
Non-interest expense to average total assets	2.95%	3.52%	2.92%	3.44%
Average interest-earning assets to average interest-bearing liabilities	101.31%	107.32%	101.67%	105.22%

Per Share and Stock Market Data:
Net income per common share	$0.23	$0.11	$0.51	$0.21
Basic weighted average shares outstanding	3,726,867	4,289,089	3,768,327	4,375,289
Book value per share - excluding unallocated ESOP shares	$20.55	$19.01	$20.55	$19.01
Book value per share - including unallocated ESOP shares	$18.87	$17.48	$18.88	$17.48
Closing market price	$19.00	$17.50	$19.00	$17.50
Price to book ratio - excluding unallocated ESOP shares	92.46%	92.06%	92.46%	92.06%
Price to book ratio - including unallocated ESOP shares	100.69%	100.11%	100.64%	100.11%